Exhibit 99.1

FOR RELEASE November 10, 2008 at 4:10 pm EST

Investor Contact:	Media Contact:	For Additional Information:
Matt Clawson	Len Hall	Terrence A. Noonan, Interim CEO
Allen & Caron, Inc.	Allen & Caron, Inc.	Michael R. Rodriguez, CFO
(949) 474-4300	(949) 474-4300	Endocare, Inc.
matt@allencaron.com	len@allencaron.com	(949) 450-5400

ENDOCARE AND GALIL MEDICAL SIGN DEFINITIVE MERGER AGREEMENT
Combined Company to Expand Cryoablation Clinical Programs and Broaden Global Business Presence;
Also Signs Agreement for $16.25 Million Financing with Current Institutional Investors
IRVINE, CA, and YOKNEAM, ISRAEL (November 10, 2008) . . . Endocare, Inc. (NASDAQ: ENDO) and privately held Galil Medical Ltd., both innovative medical device companies, today announced the signing of a definitive merger agreement. The combined company will be focused on the promotion and development of cryoablation, a minimally invasive method to freeze and destroy cancerous tumors. The transaction, which is expected to close in the first quarter of 2009, will combine the complementary clinical, technological and marketing strengths of the two companies.
     The terms of the agreement call for a stock-for-stock merger transaction resulting in Galil Medical becoming a wholly-owned subsidiary of Endocare, and would provide current Endocare stockholders 52%, and current Galil stockholders 48%, of the outstanding stock of the combined company. The combination of Galil and Endocare will form a company with pro forma combined revenues and gross profit in the twelve months ended September 30, 2008 of approximately $55.6 million and $39.1 million (70.3% of revenues), respectively.
     The new management team will be composed of executives of both companies and will be led by Martin J. Emerson, Galil Medical’s President and Chief Executive Officer, and Michael R. Rodriguez, Endocare’s Chief Financial Officer.
     Emerson commented, “As a combined company, Endocare and Galil will be better positioned to advance the acceptance and growth of cryoablation as an important treatment for cancerous and non-cancerous tumors including prostate cancer and kidney tumors. Data now available, using the latest generation of technologies, demonstrate that cryoablation, a non-surgical treatment that often requires no hospital stay, can be just as effective as more invasive, more costly, and more time-consuming options such as radiation and surgery.”
     The merger and related transactions are expected to create significant clinical and operational advantages for the combined company, allowing it to accelerate technological innovation and promote the growing recognition of cryoablation in the global healthcare marketplace. The combined company will be able to more efficiently promote cryoablation as a safe and effective treatment for a variety of cancers including prostate cancer, the most commonly diagnosed cancer among men. In the U.S. alone, more than 186,000 men are diagnosed with prostate cancer annually according to American Cancer Society estimates.
     Emerson continued, “This merger allows the two companies to come together as one to combine the very best in cryoablation technologies, and to jointly demonstrate the clinical and economic advantages cryoablation has over radiation, radical prostatectomy and IMRT in the treatment of prostate cancer as well as in other oncology treatments where cryoablation has application.  The company will be much stronger financially following the combination and in a much better position to deliver the promise that cryoablation offers to physicians and patients all over the world.”

     Rodriguez commented, “This combination has the potential to eliminate millions of dollars in redundant costs and we believe that annualized cost savings of over $10 million could be realized by mid-2010. We expect that this transaction will result in positive adjusted EBITDA within 18 months after the close of the transaction.
Terms of the Merger
     The terms of the definitive merger agreement call for a stock-for-stock merger transaction and a concurrent private placement of approximately 16.25 million newly issued shares of Endocare common stock. Upon the completion of the merger and financing transactions, the pro forma number of shares of common stock outstanding will be approximately 39.0 million. The exchange ratio in the merger gives the current Endocare stockholders 52 percent of the post-merger stock and Galil stockholders 48 percent, prior to the financing transaction. The combined company is expected to have a nine-member board of directors consisting of four current Endocare directors, four current Galil directors and one new independent director. The transaction is subject to a vote of the stockholders of Endocare and Galil, as well as customary regulatory approvals. The transaction is expected to close in the first quarter of 2009.
     Additional information regarding the merger terms are set forth in the Company’s current report on Form 8-K regarding the transactions that will be filed with the SEC, which should be reviewed carefully in conjunction with this press release.
Financing Transaction
     Endocare also announced that upon the closing of the merger it will sell $16.25 million of newly issued shares of its common stock in a private placement, priced at $1.00 per share, to certain current institutional investors of Endocare and Galil.
Conference Call and Slides Information
     The management teams of Endocare and Galil Medical will participate in a joint conference call on November 11 at 1:30 p.m. Eastern Time to discuss the transaction and answer related transactions. Slides will be used during this call.  To listen to the conference call live via telephone, please dial 1-877-356-3962 from the U.S. or, for international callers, please dial +1-706-634-5888, approximately 10 minutes before the start time.  In order to access the slides that will be used on the call, click on the link provided on Endocare’s website (http://ir.endocare.com/events.cfm) to listen to the event, register and select the “No Audio, Slides Only” option. To listen to the conference call live via the Internet, visit Endocare’s website (http://ir.endocare.com/events.cfm).  Please go to the website 15 minutes prior to the call to register, download and install the necessary audio software. An audio archive of the webcast will be available for one year on the Investors section of the Endocare website.
Third Quarter 2008 Financial Results
     In addition, Endocare today issued an earnings release announcing Third Quarter 2008 financial results.
Use of Non-GAAP Financial Measures
     The Company uses, this press release contains and the related conference call will include the non-GAAP metric of adjusted EBITDA. The calculation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and also excluding FASB 123R non-cash stock compensation expense, collectively “adjusted EBITDA”) has no basis in GAAP. The Company’s management believes that this non-GAAP financial measure provides useful information to investors, permitting a better evaluation of the Company’s ongoing and underlying business performance, including the evaluation of its performance against its competitors in the healthcare industry. Management uses this non-GAAP financial measure for purposes of its internal projections and to evaluate the Company’s financial performance.
     Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.
About Endocare
     Endocare, Inc.—www.endocare.com— is an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation.  Endocare has initially concentrated on developing technologies for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung and liver and palliative intervention (treatment of pain associated with metastases).

About Galil Medical
     Galil Medical is a global medical device company that develops, manufactures and markets innovative products utilizing a proprietary cryoablation platform that incorporates powerful freezing technology and revolutionary 17-gauge cryoablation needle design. The company has offices in Yokneam, Israel; Plymouth Meeting, Pennsylvania; and London. Shareholders include Thomas, McNerney & Partners, The Vertical Group, Investor Growth Capital, Elron Electronic Industries Ltd. (NASDAQ:ELRN) and RDC Rafael Development Corporation, Ltd.
     Oppenheimer & Co. Inc. is acting as Endocare’s financial advisor in connection with the merger and placement agent in connection with the private placement for Endocare.  Piper Jaffray & Co. acted as financial advisor to Galil.  Gibson, Dunn & Crutcher LLP acted as legal advisor to Endocare, and Arnold & Porter LLP acted as legal advisor to Galil.
IMPORTANT DISCLAIMERS
     The common stock offered in the private placement will not be and has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
     Certain matters set forth in this press release, including statements relating to the merger, such as efficiencies, cost savings, adjusted EBITDA, earnings, the timing of such cost savings adjusted EBITDA and earnings, growth potential, market profile and financial strength, the anticipated amount of the proposed concurrent financing, the anticipated closing of the transactions, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including failure to receive approval of the transaction by Endocare or Galil stockholders, the possibility that the anticipated benefits from the merger cannot be fully realized, if at all, or may take longer to realize than expected, the possibility that costs or difficulties related to the integration of Galil’s operations into Endocare will be greater than expected, the ability of the combined company to retain and hire key personnel, the impact of regulatory, competitive and technological changes and other risk factors relating to our industry, including those detailed from time to time in Endocare’s reports filed with the SEC. There can be no assurance that the proposed merger and financing will in fact be consummated. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Unless required by law, Endocare undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     In connection with the proposed merger with Galil Medical, Ltd. (“Galil”), Endocare, Inc. (“Endocare”) intends to file a registration statement on Form S-4 (the “Registration Statement”), which will also include a proxy statement of Endocare, and other relevant documents concerning the transaction with the U.S. Securities and Exchange Commission (the “SEC”). STOCKHOLDERS OF ENDOCARE ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.
     Investors will be able to obtain free copies of the Registration Statement and other documents filed with the SEC by Endocare through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement, when available, and Endocare’s other filings with the SEC may also be obtained from Endocare by making a request to Allen & Caron at (949) 474-4300. In addition, investors may access copies of the documents filed with the SEC by Endocare on Endocare’s website at www.endocare.com when they become available.

     Endocare and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Endocare’s stockholders with respect to the transactions contemplated by the definitive merger agreement between Galil and Endocare. Information regarding Endocare’s directors and executive officers is contained in Endocare’s definitive proxy statement filed with the SEC on April 9, 2008 for its 2008 Annual Meeting of Stockholders. As of October 31, 2008, Endocare’s directors and executive officers beneficially owned (as calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended) approximately 369,763 shares, or 3.1%, of Endocare’s common stock. You can obtain free copies of these documents from Endocare using the contact information set forth above. Additional information regarding interests of such participants will be included in the Registration Statement when it is filed with the SEC and available free of charge as indicated above.
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